Exhibit 5.1

June 7, 2021

Splash Beverage Group, Inc.

1314 E Las Olas Blvd.,

Suite 221

Fort Lauderdale, Florida 33301

Re: Registration Statement on Form S-1 (File No. 333- 255091)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, as amended (the “Registration Statement”), of Splash Beverage Group, Inc., a Colorado corporation (the “Company”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of: (a) up to an aggregate of 2,889,447 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), including up to 376,884 shares that may be sold pursuant to the underwriters’ over-allotment option; (b) warrants to purchase shares of Common Stock (the “Warrants”); (c) up to an aggregate of 2,889,447 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) including 376,884 Warrant Shares that may be issued pursuant to the underwriters’ over-allotment option; (d) the representative’s warrants that will be issued by the Company to the representative of the underwriters of the offering (the “Representative’s Warrants”); and (e) up to 115,577 shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”), assuming the underwriters’ over-allotment option is exercised in full.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ii) the Representative’s Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.	Our opinions expressed herein are limited to the laws of the State of New York. The opinions expressed herein are based upon the laws of the state of New York in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.	The opinions expressed herein are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, liquidated damages, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW